UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 3.03 Material Modification to Rights of Security Holders.

On March 22, 2022, Inpixon (the “Company”) filed a Certificate of Designation (the “Certificate of Designation”) establishing the preferences, rights, and limitations of Series 8 Convertible Preferred Stock (the “Series 8 Preferred Stock”) with the Secretary of State of the State of Nevada. The Certificate of Designation was filed in connection with the Purchase Agreement (as defined in Item 8.01 below).

The Series 8 Preferred Stock ranks, with respect to the payment of dividends, redemption or distribution of assets upon a Liquidation (as defined in the Certificate of Designation): (i) senior to the Company’s Series 7 Convertible Preferred Stock (subsequent to June 14, 2022), common stock, Series 4 Convertible Preferred Stock and Series 5 Convertible Preferred Stock and to any class of stock it may issue in the future that is not expressly stated to be on parity with or senior to the Series 8 Preferred Stock with respect to such dividends, redemption or distributions; (ii) on parity with any class of stock it has issued and may issue in the future that is expressly stated to be on parity with the Series 8 Preferred Stock with respect to such dividends, redemption and distributions; and (iii) junior to any class of stock the Company may issue in the future that is expressly stated to be senior to the Series 8 Preferred Stock with respect to such dividends, redemption or distributions, if the issuance is approved by the affirmative vote of the holders of a majority of the then outstanding shares of Series 8 Preferred Stock.

Under the terms of the Series 8 Preferred Stock, until the earlier of the date on which no Series 8 Preferred Stock remains outstanding or the end of the Redemption Period (as defined in the Certificate of Designation), unless the holders of at least 51% in Stated Value (as defined in the Certificate of Designation) of the then outstanding shares of Series 8 Preferred Stock shall have otherwise given prior written consent, the Company cannot pay cash dividends or distributions on the common stock and all other common stock equivalents other than those securities which are explicitly senior or pari passu to the Series 8 Preferred Stock in dividend rights or liquidation preference.

The terms of the Series 8 Preferred Stock are more fully described in the Certificate of Designation, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2022, the Company filed the Certificate of Designation with the Secretary of State of the State of Nevada, amending the Company’s Articles of Incorporation, as amended, by establishing the Series 8 Preferred Stock, consisting of 53,197.7234 authorized shares, $0.001 par value per share and $1,000 stated value per share.

The holders of the Series 8 Preferred Stock have full voting rights and powers, except as otherwise required by the Articles of Incorporation, as amended, or applicable law. The holders of Series 8 Preferred Stock shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each holder of the Series 8 Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which the Series 8 Preferred Stock then held by such holder could be converted on the record date for the vote which is being taken, provided, however, that the voting power of a holder together with its Attribution Parties (as defined in the Certificate of Designation), may not exceed 19.99% (or such greater percentage allowed by the Nasdaq Listing Rules without any shareholder approval requirements). The Series 8 Preferred Stock is convertible into the number of shares of common stock, determined by dividing the aggregate stated value of the Series 8 Preferred of $1,000 per share to be converted by $0.4717.

Item 8.01 Other Events.

On March 22, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Registered Offering”) (i) up to 53,197.7234 shares of Series 8 Preferred Stock and (ii) related warrants (the “Warrants”) to purchase up to an aggregate of 112,778,720 shares of common stock (the “Warrant Shares”). Each share of Series 8 Preferred Stock and the related Warrants were sold at a subscription amount of $940.00, representing an original issue discount of 6% of the Stated Value for an aggregate subscription amount of $50,005,860.

The Shares, the Warrants, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Shares were offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-256827), which was declared effective on June 17, 2021 (the “Registration Statement”) and prospectus supplement, dated March 22, 2022.

In connection with the Registered Offering, the Company is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1, respectively to this Current Report on Form 8-K, each of which is incorporated by reference in its entirety into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Series 8 Convertible Preferred Stock Certificate of Designation, filed with the Secretary of State of the State of Nevada and effective March 22, 2022
5.1	Opinion of Mitchell Silberberg & Knupp LLP
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: March 24, 2022	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

3